UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: December 2, 2009

                         AMR CORPORATION                   _
(Exact name of registrant as specified in its charter)

          Delaware                                     1-8400                                      75-1825172           _
(State of Incorporation) ( Commission File Number)     (IRS Employer Identification No.)

4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)  (Zip Code)

                     (817) 963-1234                 _
   (Registrant's telephone number)

   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On December 2, 2009, AMR Eagle Holding Corporation entered into an agreement to exercise options to purchase 22 CRJ 700 series jet aircraft from Bombardier Inc. (as represented by Bombardier Aerospace, Commercial Aircraft) under the terms of the January 31, 1998 purchase agreement between AMR Eagle Holding Corporation and Bombardier Aerospace, Commercial Aircraft.  The intent to exercise these options was previously announced by AMR Corporation on September 16, 2009.   American Eagle Airlines, Inc. has also entered into agreements with Export Development Canada (EDC) to provide ASU compliant financing, and with another party to complement EDC’s financing support.  The total financing package equals 100 percent of the purchase price of each of the option aircraft.  The obligations of American Eagle Airlines under those financing agreements will be guaranteed by AMR Corporation.  American Eagle Airlines anticipates taking delivery of two CRJ-700 series option aircraft per month beginning in June 2010 and continuing through April 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  December 3, 2009